UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

USBC, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 E 2nd Street, 15th Floor, Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

775-239-7673
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 1, 2026, USBC, Inc. (the “Company”) drew an additional fixed-rate borrowing of $5.0 million (the "Third Draw") under its previously disclosed Master Loan Agreement with Payward Interactive (the "Lender") dated March 18, 2026 (the “MLA”), which provides for borrowings of up to $25.0 million in aggregate principal amount for up to a twelve-month term, subject to the execution of one or more individual loan term sheets.

The Third Draw increases the aggregate principal amount outstanding under the MLA to $15.0 million which bears interest at a rate of 8.5% per annum maturing on June 1, 2027, unless earlier terminated in accordance with the terms of the MLA.

Borrowings under the MLA are solely secured by Bitcoin collateral held in custody with an affiliate of the Lender, Payward Financial, Inc. (the "Custodian"), and subject to customary collateral maintenance provisions, including specified margin requirements and liquidation rights in the event of a collateral shortfall. The 336 Bitcoin collateralizing the MLA is held for the benefit of the Lender by the Custodian and subject to an account control agreement by and among the Lender, the Company and the Custodian.

A decline of approximately 13% in the value of the pledged Bitcoin collateral, assuming no repayment of borrowings or additional collateral posting, would have reduced the collateral coverage ratio as of June 3, 2026 to the 130% collateral call margin ratio under the MLA. No collateral calls, mandatory repayments, or liquidation events had occurred under the MLA as of June 3, 2026.

The foregoing description of the MLA does not purport to be complete and is qualified in its entirety by reference to the full text of the MLA, a copy of which was filed as Exhibit 10.34 to the Company’s Transition Report on Form 10-K for the transition period from October 1, 2025 to December 31, 2025, as filed with the Securities and Exchange Commission (the "SEC") on March 25, 2026.

Item 8.01 - Other Events

The Company continues to execute on its multi-phase delivery strategy to bring the USBC tokenized deposit product offering to market in collaboration with Vast Bank, the initial issuing bank for the tokenized deposit program offering.

Since announcing the initiation of Phase 1 of the tokenized deposit product delivery strategy on March 10, 2026, the Company has delivered core product infrastructure and performed initial technical readiness testing. Product features, such as onboarding and identity recovery, ACH funding, spending functionality, treasury conversion, messaging, and activity logging have been successfully tested with a limited group of internal users in a controlled environment.

Iterative product releases, enhancements, testing cycles, and operational refinements continue to be advanced in subsequent delivery phases. Additional functionality will be deployed to users via an invitation to participate in limited market testing ahead of the future public launch of the branded platform, subject to regulatory, operational and market considerations. Development costs are accelerating as the program advances and are expected to be significant.

The USBC tokenized deposit product offering will enable eligible customers to open a U.S. dollar-denominated deposit account issued by Vast Bank. Each customer is assigned a bank account number and a corresponding address on the USBC network. Customers may fund their account through a variety of methods, with their balances represented on the USBC network as tokenized deposits. Balances remain liabilities of Vast Bank, while transactions are recorded on the USBC ledger. Following public launch and subject to applicable legal, regulatory, and onboarding requirements, developers and partners are expected to be able to integrate the USBC network into mobile and web-based applications, enabling eligible customers to access and transfer tokenized deposits through supported digital interfaces.

USBC tokenized deposits are digital representations of U.S. dollar-denominated bank deposits issued by Vast Bank and recorded on the USBC network ledger. The product combines traditional bank deposit accounts with blockchain-based transfer and settlement capabilities, allowing eligible users to display and transfer tokenized deposits through applications connected to the network. The USBC tokenized deposit product offering will augment and coexist with Vast Bank's traditional payment rails. End users who seek the advantages of blockchain technology will have access to the tokenized deposit account option, while those users comfortable with legacy methods of processing deposit and withdrawal transactions can continue using their traditional bank deposit account as before.

The Company believes this architecture may support a variety of payment and financial use cases, such as financial inclusion and open access, cross-border payments and remittances, hedge against local currency instability, 24/7 instant payments, integrated programmable payments, and near real-time treasury management.

As of May 31, 2026, the Company had incurred approximately $3.9 million in reimbursements of actual development-related costs to Vast Holdings, Inc. ("Vast") in accordance with the terms of its Affiliate Services Agreement with Vast (the "Agreement"). Pursuant to the terms of the Agreement, the Company reimburses Vast's wholly-owned subsidiary, Vast Bank, for the costs of performing certain strategic, operational and administrative services that support the development of the Company’s tokenized deposit platform, subject to the reimbursement cap of $10.5 million contained in the Agreement. The Company and Vast entered into the Agreement on March 18, 2026, which contains detailed invoicing, documentation, and approval requirements. The Agreement expires on December 31, 2026.

The foregoing description of the Agreement with Vast does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.35 to the Company's Transition Report on Form 10-K for the transition period from October 1, 2025 to December 31, 2025, as filed with the SEC on March 25, 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s ongoing product development activities, the testing and progression of its tokenized deposit product offering, the anticipated timing and execution of future development phases, the potential launch of a retail product, the Company’s engagement with third-party partners and vendors including affiliated service providers, expected future expenditures and reimbursements in connection with such activities, and the Company’s ability to maintain sufficient collateral coverage under its Bitcoin-backed credit facility. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, volatility in digital asset markets, collateral calls, mandatory repayments, or liquidation events under the Master Loan Agreement, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the transition period ended December 31, 2025, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, Current Reports on Form 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from those expressed or implied in such statements. Forward-looking statements contained in this Current Report are only made as of this date, and the Company undertakes no duty to update such information after the date of this Current Report except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

USBC, INC.

Date: June 4, 2026	By:	/s/ Kitty Payne
	Name:	Kitty Payne
	Title:	Chief Financial Officer